SKADDEN, ARPS, SLATE, MEAGHER & FLOM
ONE BEACON STREET
BOSTON, MASSACHUSETTS 02108-3194


(617) 573-4800




						February 27, 1996



The Gabelli Asset Fund
One Corporate Center
Rye, New York 10580

		Re:	Filing of Rule 24f-2 Notice

Gentlemen:

		We have acted as special counsel to The Gabelli Asset Fund (the "Company"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (a "Massachusetts Business
Trust"), in connection with the filing of a Rule 24f-2 Notice (the "Notice") with the Securities and Exchange Commission (the "Commission") making definite registration of an aggregate of 6,338,311 shares of beneficial interest, par value $.01 per share (the "Fund Shares"), of the Company for the fiscal year ended December 31, 1995.

		In connection with the foregoing, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Declaration of Trust of the Company dated November 13, 1985 and the Supplemental Declaration of Trust dated January 14, 1986 (together, the "Declaration of Trust"); (ii) the By-Laws of the Company; (iii) the Registration Statement of the Company on Form N-1A, File No. 33-1719, as amended effective April
28, 1995 by Post-Effective Amendment No. 12 under the Securities
Act of 1933, as amended, and Amendment No. 14 under the Investment Company Act of 1940, as amended, and any exhibits contained therein; (iv) resolutions adopted by the Board of Trustees of the Company and furnished to us by the Company; and (v) such other agreements, documents, certificates and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which were not independently established, we have relied on statements or representations of officers of the Company or others.

		We are admitted to the Bar in the Commonwealth of Massachusetts, and we express no opinion as to the laws of any other jurisdiction.

		Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Fund Shares by the Company have been validly authorized and, assuming certificates therefor have been duly executed and delivered or the shareholders' accounts have been duly credited and the Fund Shares represented thereby or so credited have been fully paid for according to the provisions of the prospectus relating to the Fund Shares, such Fund Shares were, subject to the statements set forth below regarding the liability of a shareholder of a Massachusetts Business Trust, validly issued, fully paid and nonassessable.

		Pursuant to certain decisions of the Supreme Judicial Court of Massachusetts, shareholders of a Massachusetts Business Trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. Even if the Company were held to be a partnership, however, the possibility of the holders of Fund Shares incurring personal liability for financial loss appears remote because (i) Article EIGHTH, Paragraph 2 of the Declaration of Trust contains an express disclaimer of liability for holders of Fund Shares for the obligations of the Company and Article SEVENTH, Paragraph 6(a) requires that in every note, bond, contract or other undertaking issued by or on behalf of the Company include a recitation limiting the obligation represented thereby to the Company and its assets and (ii) Article EIGHTH, Paragraph 1 provides that the Company shall indemnify and hold each shareholder of the Company harmless from and against all loss and expense arising from liabilities to which such holder may become subject by reason of being or having been a holder of Fund Shares.

		We hereby consent to the filing of this opinion with the Notice.

						Very truly yours,

	     	  /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM